UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 521-4777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2016, Tornier SAS (the “Company”), a limited liability company organized under the laws of France and wholly-owned subsidiary of Wright Medical Group N.V. (“Wright”), entered into a binding offer letter (the “Letter”) with Corin Orthopaedics Holdings Limited (the “Buyer”) pursuant to which the Buyer provided the Company a binding promise to purchase substantially all of the Company’s assets related to its hip and knee, or “large joints”, business (the “Large Joints Business”) for approximately €29.7 million in cash subject to adjustments and on the terms set forth in the Letter (the “Binding Offer”). Subject to the terms and conditions of the Letter, including following a consultation process with the Company’s employee works council and health and safety committee in France and the issuance or deemed issuance of the opinions of the works council and health and safety committee, the Company would be able to accept the Binding Offer and the parties would thereafter execute a business sale agreement (the “Sale Agreement”), transitional services agreement (the “Transitional Services Agreement”), supply agreement (the “Supply Agreement”) and other ancillary agreements required to implement the transaction (collectively, the “Transaction Documents”). The transaction would be expected to close by the end of the third quarter or early in the fourth quarter of 2016, subject to customary closing conditions.

Under the terms of the Letter, the Company agreed to initiate and conduct diligently the information and consultation process of its works council and health and safety committee in relation to the transaction, with a view to that process being completed in as short a period as is reasonably practicable. Under French law, the Company is not permitted to accept the Binding Offer or to enter into the Sale Agreement to sell the Large Joint Business until these mandatory information and consultation procedures have been completed. At the conclusion of this process, the Company’s works council and health and safety committee will deliver or be deemed to deliver opinions on the transaction. The Company’s works council and health and safety committee have no power to veto the transaction and the Company may accept the Binding Offer even if the Company’s works council or health and safety committee delivers a negative opinion on the transaction.

The Binding Offer expires five business days following the date on which the Company’s works council and health and safety committee have issued or are deemed to have issued their opinions in respect of the transaction, but in any event no later than November 14, 2016 (the “Expiration Date”) and is conditioned only on no “material adverse change” (as defined in the Letter) occurring before the Expiration Date. The Expiration Date may be extended if there is a dispute regarding whether a material adverse change has occurred. Until the Expiration Date, the Company has agreed, among other things, not to, directly or indirectly, enter into discussions or negotiations regarding the sale of the Large Joints Business with any third party or accept any offer from any third party to purchase or otherwise transfer, directly or indirectly, the Large Joints Business. In addition, the Company has agreed to use its best efforts to operate the Large Joints Business in the ordinary course and consistent with past practice. If the Company fails to provide a written acceptance notice or enter into the Transaction Documents once the Company’s works council and health and safety committee have issued or are deemed to have issued their opinions, the Company may be required to reimburse the Buyer’s reasonable costs incurred in connection with the preparation, negotiation and implementation of the transaction, up to € 500,000.

Under the terms of the Purchase Agreement, the Company would divest and sell substantially all of its Large Joints Business assets and certain other assets and liabilities to the Buyer for approximately €29.7 million in cash, subject to a working capital and other adjustments. The Purchase Agreement would contain various customary representations, warranties and covenants and the Company would agree to indemnify the Buyer for any breaches thereof, subject to specified time and amount limits and other exceptions. Under the terms of the Transitional Services Agreement, the Company would agree to provide the Buyer certain support services for a transitional period of time, including services related to quality, clinical and regulatory, compliance, sales and marketing, research and development, finance, human resources and information technology support. Under the terms of the Supply Agreement, the Company would agree to manufacture certain of the large joint products for the Buyer.

The foregoing description of the Letter is qualified in its entirety by reference to the Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 11, 2016, Wright issued a press release announcing the Binding Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the United States Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

To supplement Wright’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (GAAP) and for internal budgeting and resource allocation process, Wright uses certain non-GAAP financial measures, including EBITDA from continuing operations, as adjusted, which is included in the press release furnished as Exhibit 99.1 to this report. EBITDA is calculated by adding back to net loss from continuing operations charges for interest, benefit (provision) from income taxes, depreciation, and amortization expenses. EBITDA, as adjusted, is calculated by excluding non-cash share-based compensation expense, non-operating income and expense, as well as the following applicable adjustments: non-cash inventory step-up amortization, non-cash interest expense related to convertible notes due 2017 and convertible notes due 2020, mark-to-market adjustments of derivatives, transaction and transition costs, BioMimetic contingent value right mark-to-market adjustments, and income tax effects of the foregoing.

Wright uses non-GAAP financial measures in making operating decisions because Wright believes these measures provide meaningful supplemental information regarding its core operational performance and give it a better understanding of how it should invest in research and development activities and how it should allocate resources to both ongoing and prospective business initiatives. Wright uses non-GAAP financial measures to help make budgeting and spending decisions, for example, between research and development and selling, general and administrative expenses. Additionally, management is evaluated on the basis of certain non-GAAP financial measures when determining achievement of their performance incentive plan compensation targets. Further, non-GAAP financial measures, such as EBITDA from continuing operations, as adjusted, facilitate management’s internal comparisons to both historical operating results and to competitors’ operating results by factoring out potential differences caused by charges not related to Wright’s regular, ongoing business, including without limitation, non-cash charges, certain large and unpredictable charges, acquisitions and dispositions, legal settlements, and tax positions.

Wright excludes the items described above from EBITDA from continuing operations, as adjusted, primarily because they are not reflective of its ongoing operating results, and they are not used by management to assess the core profitability of Wright’s business operations. Additionally, because these are primarily non-cash expenses, they do not impact operational performance, liquidity, or the ability to invest in research and development and to fund acquisitions and capital expenditures. Wright further believes that excluding these items is useful to investors in that it allows for period-over-period comparability.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP measures and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of EBITDA from continuing operations, as adjusted may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with Wright’s financial results as determined in accordance with GAAP. These measures should only be used to evaluate Wright’s financial results in conjunction with the corresponding GAAP measures. Accordingly, Wright qualifies its use of non-GAAP financial information in a statement when non-GAAP financial information is presented.

With respect to Wright’s 2016 financial guidance regarding adjusted EBITDA from continuing operations, Wright cannot provide a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments. However, Wright has described in the press release the anticipated differences between this non-GAAP financial measure and the most directly comparable GAAP measure qualitatively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Binding Offer Letter dated July 8, 2016 between Tornier SAS and Corin Orthopaedics Holdings Limited (filed herewith)

99.1	Press Release dated July 11, 2016 (furnished herewith)

*	The schedules to the Letter have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Wright will furnish copies of any such schedules to the United States Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “expect,” “could,” “may,” “will,” “continue,” “future,” other words of similar meaning, and the use of future dates. Forward-looking statements in this report include, but are not limited to, statements about the sale of the Large Joints Business and the anticipated timing thereof. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this report is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, uncertainties as to the timing and completion of the transaction; the possibility that various conditions to the Company’s ability to accept the Binding Offer or complete the transaction may not be satisfied or waived; disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; the possibility that the transaction may take longer, be more difficult, time-consuming or costly to accomplish than expected; business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s business relationships with third parties; transaction costs; actual or contingent liabilities; and other general business risks and uncertainties, including those identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 27, 2015 filed by Wright with the SEC on February 23, 2016. Investors should not place considerable reliance on the forward-looking statements contained in this report. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this report speak only as of the date of this report, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2016	WRIGHT MEDICAL GROUP N.V.

	By:	/s/ Lance A. Berry
	Name:	Lance A. Berry
	Title:	Senior Vice President and Chief Financial Officer

WRIGHT MEDICAL GROUP N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1*	Binding Offer Letter dated July 8, 2016 between Tornier SAS and Corin Orthopaedics Holdings Limited	Filed herewith

99.1	Press Release dated July 11, 2016	Furnished herewith

*	The schedules to the Letter have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Wright will furnish copies of any such schedules to the United States Securities and Exchange Commission upon request.